EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report was dated February 27, 2012 with respect to the consolidated financial statements of Abington Resources Ltd. for the years ended October 31, 2011 and 2010 included in the Form F-1 Registration Statement (filed under the Securities Act of 1933), filed with the U.S. Securities and Exchange Commission.

“Watson Dauphinee & Masuch”

Watson Dauphinee & Masuch

Chartered Accountants

Vancouver, British Columbia, Canada

July 11, 2012